                                                                       EXHIBIT 3

          THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THIS WARRANT MAY NOT BE
          EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED
           UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM SUCH
                           REGISTRATION IS AVAILABLE.

            THIS WARRANT AND THE WARRANT SHARES SHALL NOT BE SOLD OR
           TRANSFERRED EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF
         REGULATION S UNDER THE ACT, (B) PURSUANT TO REGISTRATION UNDER
             THE ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM
         REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THIS
          WARRANT AND THE WARRANT SHARES MAY NOT BE CONDUCTED UNLESS IN
                       COMPLIANCE WITH THE SECURITIES ACT.

           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. 215                                      Number of Shares: 1,650,114
                                                         (subject to adjustment)
Date of Issuance: August 28, 2003

                                 HYBRIDON, INC.

                          Common Stock Purchase Warrant

                          (Void after August 28, 2008)

         Hybridon, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Optima Life Sciences Limited, or his or its registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Boston time) on August 28, 2008, 1,650,114 shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock"), at a purchase price of $1.00 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1.       Exercise.

                  (a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b)      Cashless Exercise.

                           (i)      The Registered Holder may, at its option,
elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

         X = Y(A-B)
             ------
               A

         Where:  X =                the number of Warrant Shares that shall be
                                    issued to the Registered Holder;

                 Y =                the number of Warrant Shares for which
                                    this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

                 A = the Fair Market Value (as defined below) of one share of Common Stock; and

                 B =                the Purchase Price then in effect.

                           (ii)     The "Fair Market Value" per share of Common
Stock shall be determined as follows:

                                    (1)      If the Common Stock is listed on a
national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon for the five consecutive trading day period immediately preceding the Exercise Date (as defined below); provided that if the Common Stock is not so listed during such period, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2).

                                    (2)      If the Common Stock is not listed
on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company or an authorized committee of the Board of Directors of the Company (the "Board") to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 15 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

                  (c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                           (i)      a certificate or certificates for the number
of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
Section 3 hereof; and

                           (ii)     in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

                  (e) Exercise by Non-U.S. Person. It shall be a condition to the exercise of this Warrant by a Registered Holder that is not a U.S. Person (as defined under the Securities Act of 1933, as amended (the "Act")) that such Registered Holder certify in writing to the Company that it is not a U.S. Person and that this Warrant is not being exercised on behalf of a U.S. Person.

         2.       Adjustments.

                  (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time, or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time, or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

                                    (1)      the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                    (2)      the denominator of which shall be
the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b) above, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (d) Adjustments for Other Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

                  (e) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a "Reorganization"), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 30 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth
(i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

         3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above.

         4.       Redemption of Warrants.

                  (a) Subject to the terms of this Section 4, the Company shall have the right, to redeem this Warrant for a redemption price (the "Redemption Price") equal to the result obtained by multiplying (i) $0.05 by
(ii) the number of Warrant Shares that the Registered Holder is entitled to purchase upon exercise of this Warrant immediately prior to the termination of this Warrant under Section 4(d) below (such Redemption Price being subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar transactions affecting the Common Stock).

                  (b) The Company shall exercise this redemption right by providing at least 30 days' prior written notice to the Registered Holder of such redemption (the "Redemption Notice"). Such Redemption Notice shall be provided to the Registered Holder in accordance with Section 10 of this Warrant. The Redemption Notice shall specify the time, manner and place of redemption, including without limitation the date on which this Warrant shall be redeemed (the "Redemption Date") and the Redemption Price payable to the Registered Holder (assuming that this Warrant is not exercised on or prior to the Redemption Date).

                  (c) Notwithstanding the foregoing, the Company may not redeem this Warrant or provide the Redemption Notice to the Registered Holder unless (i) the average of the closing bid prices of the Common Stock over a ten consecutive trading day period ending within 30 days prior to the date the Company provides the Redemption Notice to the Registered Holder is greater than or equal to 200% of the Purchase Price and (ii) the resale of the Warrant Shares was registered under the Act, as provided under the Registration Rights Agreement dated as of August 28, 2003 by and among the Company and the Rightsholders (as defined therein).

                  (d) The Registered Holder shall have the right to exercise this Warrant at any time on or before 5:00 p.m. (Boston time) on the Redemption Date; provided, however, that, effective at 5:00 p.m. (Boston time) on the Redemption Date, this Warrant shall cease to be exercisable and shall be terminated and of no further force or effect. If the Registered Holder does not exercise this Warrant on or prior to the Redemption Date, the Registered Holder shall surrender this Warrant to the Company on the Redemption Date for cancellation. From and after such time, the Registered Holder's sole right hereunder shall be to receive the Redemption Price, without interest, upon presentation and surrender of this Warrant for cancellation.

         5.       Transfers, etc.

                  (a) Neither this Warrant nor the Warrant Shares shall be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Act.

                  (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

                  (c)      In the case of a Registered Holder that is a non-U.S.
Person:

                           (i)      THIS WARRANT AND THE WARRANT SHARES HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                           (ii)     This Warrant and the Warrant Shares shall
not be sold or transferred except (A) in accordance with the provisions of Regulation S under the Act, (B) pursuant to registration under the Act or (C) pursuant to an available exemption from registration under the Act. Hedging transactions involving this Warrant and the Warrant Shares may not be conducted unless in compliance with the Securities Act.

                           (iii)    Notwithstanding Section 5(b) to the
contrary, each certificate representing Warrant Shares issued to a Registered Holder that is a non-U.S. Person shall bear a legend substantially in the following form:

         "These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933 or (iii) such offer or transfer is made in accordance with the provisions of Regulation S under the Securities Act of 1933. Hedging transactions involving these shares may not be conducted unless in compliance with the Securities Act of 1933."

                  (d) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

                  (e) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

         6. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

         7.       Notices of Record Date, etc. In the event:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

         8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

         9.       Exchange or Replacement of Warrants.

                  (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

                  (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable overnight courier service to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable overnight courier service to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) two business days after being sent via a reputable overnight courier service.

         11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         12. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         13. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

         14. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

         15. Facsimile Signatures. This Warrant may be executed by facsimile signature.

         16. Acceptance by Registered Holder. By acquiring and accepting this Warrant, the Registered Holder shall be deemed to have agreed and accepted the terms and conditions of this Warrant.

         EXECUTED as of the Date of Issuance indicated above.

                                             HYBRIDON, INC.

                                             By:    /s/ Robert Andersen
                                                -------------------------------

                                             Title: Chief Financial Officer

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:_________________                                          Dated:____________

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):

         - ____ shares of the Common Stock of Hybridon, Inc. covered by such Warrant; or

         - the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

         The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

         -        $______ in lawful money of the United States; and/or

         - the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

         - the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

                                              Signature:________________________

                                              Address: _________________________

                                                       _________________________

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                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Hybridon, Inc. covered thereby set forth below, unto:

Name of Assignee                   Address                         No. of Shares

Dated:_____________________                  Signature:_________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                     - 12 -